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                                                                   EXHIBIT 10.1

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 20th day of August, 1998, by and among STEVEN MYERS & ASSOCIATES, INC., a California corporation ("SM&A"), and Guy A. Ackerson individually and as attorney for all other shareholders of Decision-Science Applications, Inc., a Virginia corporation, listed on Schedule 1.0 attached hereto (collectively, the "DSA Shareholders").

                                R E C I T A L S:

        A. SM&A, Decision-Science Applications, Inc. ("DSA") and DSA Acquisition, Inc. ("Subsidiary"), a wholly owned subsidiary of SM&A, Guy A. Ackerson and Gary L. Lucas, entered into that certain Agreement and Plan of Reorganization and Merger dated July 22, 1998 (the "Merger Agreement") pursuant to which DSA will merge with and into Subsidiary (the "Merger"). Pursuant to the Merger, SM&A will issue shares of Common Stock of SM&A (the "SM&A Stock") to the DSA Shareholders.

        B. SM&A and the DSA Shareholders desire to set forth in a single agreement the registration rights to be granted to the DSA Shareholders, and the covenants to be made in connection therewith, with respect to the shares of SM&A Stock issued to the DSA Shareholders pursuant to the Merger.

        NOW, THEREFORE, for good and valuable consideration, the DSA Shareholders and SM&A agree as follows:

1.      Definitions.

        For purposes of this Agreement:

        (a) The term "register," "registered," and "registration" refer to a registration of the Registrable Securities effected by preparing and filing a registration statement with the Securities and Exchange Commission (the "SEC") in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness by the SEC of such registration statement;

        (b) The term "Registrable Securities" means (i) shares of SM&A Stock issued to the DSA Shareholders in the Merger, and (ii) any SM&A Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution (including a stock split, stock dividend, recapitalization or similar event) with respect to, or in exchange for or in replacement of, SM&A Stock referred to in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned;

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        (c) The number of shares of "Registrable Securities then outstanding"
shall be determined by the number of shares of SM&A Stock outstanding which are Registrable Securities, and the number of shares of SM&A Stock issuable pursuant to then exercisable or convertible securities which would be Registrable Securities upon issuance;

        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 12 hereof; and

        (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by SM&A with the SEC.


2.      Request for Registration.

        (a) If SM&A shall receive at any time after February 1, 1999 a written request from the Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding that SM&A file a registration statement on Form S-3 under the Act covering the registration of at least thirty-five percent (35%) of the Registrable Securities then outstanding (or without regard to percent if the aggregate offering price would exceed $2,000,000), then SM&A shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b), use its best efforts to effect, at the earliest possible date, but in any event within forty-five (45) days of the date of the original written request from the Holders, file with the SEC a registration statement on Form S-3 covering all Registrable Securities which the Holders thereof request to be registered, which such requests have been received by SM&A within twenty (20) days of the mailing of such notice to the Holders by SM&A in accordance with Section 18 below.

        (b) If the Holders initiating the registration request under this
Section 2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriter, the Initiating Holders shall so advise SM&A as a part of their request made pursuant to this Section 2 and SM&A shall include such information in the written notice referred to in
Section 2(a). The underwriter with respect to such Form S-3 registration will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to SM&A. The right of any Holder to include his Registrable Securities in the underwritten offering shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall (together with SM&A as provided in Section 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above, it being understood that each Holder shall be required to make only those representations (if any) as would be customary for a holder of a similar percentage of similar securities. Notwithstanding any other provision of this Section 2, if the managing underwriter


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advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be included in the underwritten offering pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwritten offering shall be allocated equally among all Holders thereof, including the Initiating Holders, on a percentage basis (as nearly as practicable) equal to the percentage of SM&A Stock requesting registration and permitted by such underwriters to be sold by SM&A shareholders. To the extent Registrable Securities requested to be registered are excluded from the offering pursuant to the immediately preceding sentence, the Holders of such Registrable Securities shall have the right to one additional demand registration pursuant to this Section 2.

        SM&A may include in the registration under this Section 2(b) any other shares of SM&A Stock (including issued and outstanding shares of SM&A Stock as to which the holders thereof have contracted with SM&A for "piggyback" registration rights) so long as the inclusion in such registration of such shares (i) will not, in the opinion of the managing underwriter, interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 2 and (ii) will not result in the exclusion from such registration of any Registrable Securities. If it is determined as provided above that there will be such interference, the other shares of SM&A Stock sought to be included shall be excluded to the extent deemed appropriate by the managing underwriter.

        (c) SM&A is obligated to effect only two (2) registrations pursuant to this Section 2 except as provided in Section 2(b).

        (d) Notwithstanding the foregoing, if SM&A shall furnish to Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the President of SM&A stating that in the good faith judgment of the Board of Directors of SM&A, it would be seriously detrimental to SM&A and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, SM&A shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that SM&A may not utilize this right more than once in any twelve (12) month period. The certificate provided by SM&A shall briefly explain the reasoning of the Board of Directors in making such determination.

        (e) SM&A shall not be required to prepare and file a registration statement pursuant to this Section 2 which would become effective within one hundred eighty (180) days following the effective date of a registration statement filed by SM&A with the SEC pertaining to an underwritten public offering of securities for cash for the account of SM&A if the Initiating Holders' request for registration is received by SM&A subsequent to such time as SM&A in good faith gives written notice to the holders of Registrable Stock that
(i) SM&A is commencing to prepare a registration statement, (ii) SM&A is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and (iii) that the underwriters of the offering made pursuant to such registration statement reasonably object to the registration of the Registrable Securities.


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        A registration requested pursuant to this Section 2 shall not be deemed to have been effected until such time as a registration statement with respect thereto has become effective in compliance with the provisions of the Act.

3. SM&A Registration.

        If (but without any obligation to do so) SM&A proposes to register (including for this purpose a demand registration effected by SM&A any of its common stock under the Act in connection with the public offering of such common stock solely for cash (other than a registration relating solely to the sale of securities on Form S-8, Form S-4 or any successor form thereto), then SM&A shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by SM&A in accordance with Section 18, SM&A shall, subject to the provisions of Section 8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered subject to the terms, conditions and contractual obligations of such underwritten offering. SM&A reserves the right to withdraw any proposed registration in which Holders have requested to participate pursuant to this
Section 3.

4. Obligations of SM&A.

        Whenever required under this Agreement to effect the registration of any Registrable Securities, SM&A shall, as soon as reasonably practicable:

        (a) prepare and (using its best efforts to do so, but in any event within forty-five (45) days of the date of a written request) file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one
(1) year;

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

        (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

        (d) Use its best efforts to register and qualify the SM&A Stock covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that SM&A shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and use its best efforts to cause all Registrable

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Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to SM&A and counsel to the Holder or Holders of Registrable Securities to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

        (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

        (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

        (g) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing SM&A for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of SM&A, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

        (h) use its best efforts (a) to list all Registrable Securities covered by such registration statement on such national securities exchange on which Registrable Securities of the same class and, if applicable, series covered by such registration statement are then listed, if any, or on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ") if the Registrable Securities are quoted on NASDAQ; and

        (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable and if required by law, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first full calendar month after the effective

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date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, and promptly furnish to each such Holder of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus.

5.      Furnish Information.

        It shall be a condition precedent to the obligations of SM&A to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder requesting registration shall furnish to SM&A such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

6.      Expenses of Demand Registration.

        All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for SM&A, and the reasonable fees and disbursements of one counsel for the selling Holders (as selected by a majority in interest of the selling Holders) shall be borne by SM&A; provided, however, that SM&A shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating in such registration shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit one of their demand registration rights provided under Section 2. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders of the Registrable Securities have learned of a material adverse change in the condition, business or prospects of SM&A from that known to the Holders of the Registrable Securities at the time of their request, of which SM&A had knowledge at the time of the request, the Holders of such Registrable Securities shall not be required to pay any of said expenses or to forfeit the right to one demand registration.

7. Expenses of SM&A Registration.

        SM&A shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder (which right may be assigned as provided in Section 12), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by a majority in interest of the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.


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8.      Underwriting Requirements.

        In connection with any underwritten offering of SM&A Stock, SM&A shall not be required under Section 3 to include any of the Holders' Registrable Securities in such underwritten offering unless the Holders accept the terms of the transaction as agreed upon between SM&A and the underwriters selected by it (or by other persons entitled to select the underwriters) (provided, however, that each Holder shall be required to make only those representations (if any) as would be customary for a holder of a similar percentage of similar securities), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by SM&A. If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities sold other than by SM&A that the underwriters determine in their sole discretion is compatible with the success of the offering, then SM&A shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (provided such participation is, on a percentage basis, equal to the proportion of SM&A Stock held by SM&A shareholders which is included in such underwriting to that which such SM&A shareholders requested to be included in such underwriting).


9.      Delay of Registration.

        No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


10.     Indemnification.

        In the event any Registrable Securities are included in a registration statement under this Agreement:

        (a) To the extent permitted by law, SM&A will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and their respective directors, officers, partners, shareholders, employees, agents, representatives and affiliates, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SM&A of the


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Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and SM&A will pay to each such Holder, underwriter or controlling person, and his respective directors, officers, partners, shareholders, employees, agents, representatives and affiliates, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SM&A (which consent shall not be unreasonably withheld), nor shall SM&A be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless SM&A, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SM&A within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall any indemnity under this Section 10(b) exceed the gross proceeds from the offering received by such Holder.

        (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action) for which indemnification may be requested, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the indemnifying party shall fail to assume


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responsibility for such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if actually prejudicial to the indemnifying party's ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

        (d) If the indemnification provided for in this Section 10 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating and defending the same), (i) in such proportion as is appropriate to reflect the relative fault of SM&A and the Holders of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of SM&A and such Holders to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by SM&A or such Holders and the parties' relative intent, knowledge access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by SM&A and such Holders from the offering of the securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Such Holders' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld or delayed.

        (e) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 10 (with appropriate modifications) shall be given by SM&A and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Act.


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        (f) The indemnification and contribution required by this Section 10 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        (g) The obligations of SM&A and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.


11.     Reports Under Securities Exchange Act of 1934.

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of SM&A to the public without registration or pursuant to a registration on Form S-3, SM&A agrees to:

        (a) make and keep adequate public information available, as those terms are understood and defined in Rule 144 under the Act ("Rule 144"), at all times;

        (b) take such action as is necessary to enable SM&A to utilize Form S-3 to register the Holders' Registrable Securities, such action to be taken as soon as ordinarily required after the end of the fiscal year in which the first registration statement filed by SM&A for the offering of its Common Stock to the general public is declared effective;

        (c) file with the SEC in a timely manner all reports and other documents required of SM&A under the Act and the 1934 Act; and

        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by SM&A that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of SM&A and such other reports and documents so filed by SM&A, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


12.     Assignment of Registration Rights.

        The rights to cause SM&A to register Registrable Securities pursuant to this Agreement may be transferred or assigned (but only with all related obligations) by a Holder, provided SM&A is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned or transferred; and provided, further, that such

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

assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.


13.     Amendment of Registration Rights.

        Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SM&A and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and SM&A.


14.     Termination of Registration Rights.

        No Holder shall be entitled to exercise any right provided for in this Agreement after such time as the Holder would be able to dispose of all its Registrable Securities pursuant to Rule 144.


15.     Governing Law.

        This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California without giving effect to conflict of laws principles.


16.     Entire Agreement.

        This Agreement represents the entire agreement between and among the DSA Shareholders and SM&A with respect to the subject matter hereof and supersedes any prior oral or written agreements concerning the same.


17.     Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


18.     Notices.

        Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified upon delivery by overnight express courier, or upon deposit with the United States Post


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

Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.


19.     Successors and Assigns.

        Subject to the limitations set forth in Section 12 hereof, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.


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


        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

        SM&A:                               STEVEN MYERS & ASSOCIATES, INC.


                                            By: /s/ KENNETH W. COLBAUGH
                                                --------------------------------
                                               Its: Chief Operating Officer

                                            Address:
                                            4695 MacArthur Court, Eighth Floor
                                            Newport Beach, CA 92660


        DSA SHAREHOLDERS:                   /s/ GUY A. ACKERSON
                                            -----------------------------------
                                            Guy A. Ackerson, as attorney-in-
                                            fact for the Shareholders identified
                                            on Schedule 1.0 hereto

                                            Address:
                                            1110 North Glebe Road, Suite 400
                                            Arlington, VA 22201




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